Exhibit 99.1

Parsons Delivers Strong Fourth Quarter and Full Year 2019 Results on

Solid Revenue Growth

Q4 2019 Financial Highlights:

•	Revenue increases 12% from Q4 2018 to $1 billion, a company record
•	Strong revenue growth driven by Federal Solutions organic growth of 14%
•	Net income increases 84% to $14 million and net income margin increases 50 bps to 1.3%
•	Adjusted EBITDA increases 62% to $88 million and adjusted EBITDA margin expands 260 bps to 8.5%
•	Achieved notable recognition for corporate social responsibility initiatives

Fiscal Year 2019 Highlights:

•	Revenue increases 11% from fiscal year 2018 to $4 billion, a company record
•	Net income decreases 46% to $121 million and net income margin decreases 320 bps to 3%
•	Adjusted EBITDA increases 32% to $325 million, and adjusted EBITDA margin expands 130 bps to 8.2%
•	Completed two strategic Federal Solutions acquisitions; OGSystems and QRC Technologies
•	Trailing 12-month book-to-bill ratio of 1.1x
•	Won large contracts in growing and enduring markets

CENTREVILLE, VA – March 10, 2020, Parsons Corporation (NYSE: PSN) today announced financial results for the fourth quarter and year ended December 31, 2019.

CEO Commentary

“We had a strong finish to 2019 and ended the year with record revenue and profitability results, along with solid cash flow over the second half of the year,” said Chuck Harrington, Chairman and CEO of Parsons Corporation. “We are delivering on the plan we outlined at the time of our IPO. We achieved strong organic revenue growth in our Federal Solutions business, produced significant margin expansion across the enterprise, invested in our people and technology, and leveraged our strong balance sheet to complete two strategic acquisitions. These acquisitions provided us with differentiated technology solutions and contributed to increased win rates and our ability to win larger prime contracts. We are excited about our future given our Federal Solutions portfolio is aligned with the National Defense Strategy and our Critical Infrastructure portfolio leverages our technology and operational expertise to deliver a smarter, safer, and more sustainable future.”

Fourth Quarter 2019 Results

Total revenue for the fourth quarter of 2019 increased to $1 billion, a 12% increase over the prior year period and represents a new company record. Operating income was relatively equal to the fourth quarter of 2018 despite an additional $17 million of IPO-related long-term incentive compensation expenses and $9 million of increased acquisition-related intangible amortization expenses. Net income increased 84% over the prior year period to $14 million, and net income margin increased 50 basis points to 1.3%. Diluted earnings per share (EPS) attributable to Parsons was $0.14 in the fourth quarter of 2019 compared to $0.10 in the fourth quarter of 2018.

Adjusted EBITDA including noncontrolling interests for the fourth quarter of 2019 increased 62% over the prior year period to $88 million. Adjusted EBITDA margin increased 260 basis points to 8.5% due to higher margins in both business segments.

Adjusted EPS increased to $0.48, compared to $0.40 in the fourth quarter of 2018.

Fiscal Year 2019 Results

Total revenue for fiscal year 2019 increased to $4 billion, an 11% increase over fiscal year 2018 and represents a new company record. Operating income decreased $113 million in fiscal year 2019 primarily due to a portion of a non-recurring gain associated with a legal matter decided in the Company’s favor in fiscal year 2018, additional IPO-related long-term incentive compensation expenses, acquisition-related intangible amortization expenses and transaction-related costs, offset by income from acquisitions and increased margins on existing contracts. Net income decreased 46% over the prior year to $121 million, and net income margin decreased 320 basis points to 3%. Diluted earnings per share (EPS) attributable to Parsons decreased to $1.30 primarily due to the same factors as described above, additional shares issued in the Company’s IPO, and the remaining amount of income associated with the above mentioned legal matter. These factors were partially offset by income tax benefits associated with the establishment of $94 million of deferred tax assets during fiscal 2019 resulting from Parsons’ conversion from an S-Corporation to a C-Corporation and increased margins on existing contracts.

Adjusted EBITDA including noncontrolling interests for fiscal year 2019 increased 32% over the prior year period to $325 million. Adjusted EBITDA margin increased 130 basis points to 8.2% due to higher margins in both business segments.

Adjusted EPS increased to $2.04, compared to $1.99 in fiscal year 2018.

Information about the Company's use of non-GAAP financial information is provided on page eleven and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	December 31, 2018	December 31, 2019	Dollars/ Percent	Percent	December 31, 2018	December 31, 2019	Dollars/ Percent	Percent
Revenue	$402,882	$500,423	$97,541	24%	$1,479,007	$1,887,907	$408,900	28%
Adjusted EBITDA	$21,029	$42,563	$21,534	102%	$122,295	$169,542	$47,247	39%
Adjusted EBITDA margin	5.2%	8.5%	3.3%	63%	8.3%	9.0%	0.7%	9%

Fourth quarter 2019 revenue increased $98 million, or 24%, compared to the prior year period. The increase was driven by organic growth of 14% and $40 million from acquisitions.

Fourth quarter 2019 Federal Solutions Adjusted EBITDA including noncontrolling interests increased by $22 million, or 102%, compared to the prior year period. Adjusted EBITDA margin increased to 8.5%, or by 330 basis points from the fourth quarter of 2018. The increases were driven primarily by contributions from our acquisitions and higher margin growth on existing contracts.

Fiscal year 2019 revenue increased $409 million, or 28%, compared to the prior year period. The increase was driven by organic growth of 6% and $317 million from acquisitions.

Fiscal year 2019 Federal Solutions Adjusted EBITDA including noncontrolling interests increased by $47 million, or 39%, compared to fiscal year 2018. Adjusted EBITDA margin increased to 9.0%, or by 70 basis points from fiscal year 2018. The increases were driven primarily by business acquisitions, an increase in business volume on existing contracts, and higher profit margins driven by significant incentive fee recognition.

Critical Infrastructure Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	December 31, 2018	December 31, 2019	Dollars/ Percent	Percent	December 31, 2018	December 31, 2019	Dollars/ Percent	Percent
Revenue	$526,058	$536,965	$10,907	2%	$2,081,501	$2,066,905	$(14,596)	-1%
Adjusted EBITDA	$33,186	$45,265	$12,079	36%	$123,949	$155,505	$31,556	25%
Adjusted EBITDA margin	6.3%	8.4%	2.1%	34%	6.0%	7.5%	1.6%	26%

Fourth quarter 2019 revenue increased $11 million, or 2%, compared to the prior year period. The increase was driven primarily by growth on existing contracts.

Fourth quarter 2019 Critical Infrastructure Adjusted EBITDA including noncontrolling interests increased by $12 million, or 36%, compared to the prior year period. Adjusted EBITDA margin including noncontrolling interests increased to 8.4%, or by 210 basis points from the fourth quarter of 2018. These increases were driven primarily by improved contract performance execution and cost reductions.

Fiscal year 2019 revenue decreased by $15 million, or 1%, compared to the prior year period. The decrease was due to $55 million of revenue recorded in the second quarter of 2018 as a result of the aforementioned non-recurring legal matter decided in the Company’s favor. Excluding the legal matter, revenue increased by 2% primarily due to growth on existing contracts.

Fiscal year 2019 Critical Infrastructure Adjusted EBITDA including noncontrolling interests increased by $32 million, or 25%, compared to fiscal year 2018. Adjusted EBITDA margin including noncontrolling interests increased to 7.5%, or by 160 basis points from fiscal year 2018. These increases were driven primarily by additional business volume, a decrease in IG&A, primarily due to cost reductions, and an increase in equity in earnings of unconsolidated joint ventures.

Fourth Quarter 2019 Key Performance Indicators

•	Book-to-bill ratio: 0.9x on net bookings of $903 million. Trailing twelve-month: 1.1x on net bookings of $4.2 billion.
•	Total backlog: $8 billion, a 1% increase over the fourth quarter of 2018.
•

Cash flow from operating activities: Fourth quarter 2019 cash flow of $90 million was less than anticipated, but the Company generated strong cash flow of $269 million in the second half of 2019. For fiscal year 2019, cash flow from operating activities was $220 million compared to $285 million in fiscal year 2018.

•

Debt: total and net debt were $249 million and $67 million, respectively. The Company’s net debt to trailing twelve-month adjusted EBITDA leverage ratio at the end of the fourth quarter of 2019 was 0.2x. The Company defines net debt as total debt less cash and cash equivalents.

Fourth Quarter 2019 Significant Contract Wins

Parsons continued to gain momentum in the cyber market. One quarter after winning its largest single award cyber contract in its history, the Company was awarded four additional strategic cyber contracts. Parsons also was awarded two large Critical Infrastructure joint venture projects.

•	Awarded a $90 million cyber contract with a classified customer.
•

Awarded three additional cyber contracts valued at $77 million in total for classified and unclassified federal customers to provide various services including secure and resilient architecture development, secure communications, cyber risk and threat assessment for the enhancement and resiliency of weapon systems and special security capabilities required in dynamic operational space missions.

•

As part of a joint venture (JV) team, Parsons was awarded an $805 million contract for the Glendora to Pomona segment of the Foothill Gold Line light rail extension project that will benefit travelers across the LA Metro service area. Parsons is a 25 percent joint-venture partner and is providing design and construction management services.

•

As part of a JV team, Parsons was awarded a $194 million contract for the 14-mile extension of the Greater Minneapolis, MN, LRT System. Parsons is a 35 percent joint-venture partner and is providing design and construction management services.

Environmental, Social and Governance (ESG) Initiatives

Corporate social responsibility is an integral part of Parsons’ culture and reflects the Company’s dedication to its core values and fulfilling its customers’ missions. During the fourth quarter 2019, our employees continued to exemplify their passion and commitment to making the world a better place.

•

Parsons’ employees participated in community service events that benefited organizations such as Tragedy Assistance Program for Survivors (TAPS), Special Operations Charity Network, Special Operations Warrior Foundation, Girls Lead the Way, and numerous other charitable organizations.

•

As the lead Designer for Georgia’s Northwest Corridor project in Atlanta, Parsons was part of the joint venture team that received the prestigious National Award of Merit from the Design Build Institute of America and the 2019 Global Roads Achievement Award from the International Road Federation. The project has had a positive impact on the community and region, reportedly reducing one-way commutes by as much as 45 minutes, and in turn reducing carbon emissions and spurring local economic growth through innovative advanced transportation management systems.

•

The Regina Bypass, Saskatchewan’s largest infrastructure project, opened to traffic with a focus on improving safety, mobility, and reducing carbon emissions and fuel consumption. The bypass also supports continued growth of the Global Transportation Hub and alleviates issues caused by population growth and congestion.

•

The Company recently sponsored a Parsons Technology Innovation Challenge Showcase where high school students in the Washington, D.C. area were mentored by Parsons Technical Fellows and awarded scholarships for developing next generation ideas that make the world a better place. Winning projects included a solution that automates healthcare records, the development of a community water purification system, a virtual reality swim training system, and the creation of a healthcare marketplace. Parsons regularly hosts a variety of STEM (Science, Technology, Engineering and Mathematics) programs to promote innovative technology ideas from our future leaders.

Fiscal Year 2020 Guidance

The table below summarizes the company’s fiscal year 2020 guidance.

Fiscal Year 2020 Guidance
Revenue	$3.95 billion - $4.05 billion
Adjusted EBITDA including non-controlling interest	$330 million - $360 million
Cash Flow from Operating Activities	$230 million - $250 million

Net income guidance is not presented as the Company believes market volatility and the resulting potential for fluctuations in the Company’s stock price and the related impact on the Company’s equity-based compensation expense and net income will preclude the Company from providing accurate projections for fiscal year 2020.

Conference Call Information

Parsons will host a conference call today, March 10, 2020, at 8:00 a.m. ET to discuss the financial results for its fourth quarter 2019 and for the fiscal year ended December 31, 2019.

Listeners may access a webcast of the live conference call from the Investor Relations section of the Company's website at www.Parsons.com. Listeners also may access a slide presentation on the website, which summarizes the Company’s fourth quarter and fiscal year 2019 results. Listeners should go to the website 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 866-987-6581 (domestic) or +1 602-563-8686 (international) and entering passcode 5454538.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 17, 2020 at +1 855-859-2056

(domestic) or +1 404-537-3406 (international) and entering passcode 5454538.

About Parsons Corporation

Parsons is a leading disruptive technology provider in the global defense, intelligence, and critical infrastructure markets, with capabilities across cybersecurity, missile defense, space, connected infrastructure, and smart cities. Please visit parsons.com, and follow us on LinkedIn and Facebook to learn how we're making an impact.

Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us;

the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2019 on Form 10K to be filed on March 10, 2020, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:Investor Relations:

Bryce McDevittDave Spille

Parsons CorporationParsons Corporation

(703) 797-3001(571) 655-8264

Bryce.McDevitt@Parsons.comDave.Spille@Parsons.com

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Quarterly Data Unaudited)

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019
Revenue	$928,940	$1,037,388	$3,560,508	$3,954,812
Direct cost of contracts	740,804	825,550	2,795,005	3,123,062
Equity in earnings of unconsolidated joint ventures	11,338	12,416	36,915	41,721
Indirect, general and administrative expenses	175,382	199,980	597,410	781,408
Operating income	24,092	24,274	205,008	92,063
Interest income	352	171	2,710	1,300
Interest expense	(6,367)	(4,152)	(20,842)	(23,729)
Other income (expense), net	(2,006)	(812)	(1,651)	(2,392)
(Interest and other expense) gain associated with claim on long-term contract	-	-	74,578	-
Total other (expense) income	(8,021)	(4,793)	54,795	(24,821)
Income before income tax expense	16,071	19,481	259,803	67,242
Income tax (expense) benefit	(1,841)	2,823	(20,367)	69,886
Net (loss) income including noncontrolling interests	14,230	22,304	239,436	137,128
Net income attributable to noncontrolling interests	(6,783)	(8,582)	(17,099)	(16,594)
Net income attributable to Parsons Corporation	$7,447	$13,722	$222,337	$120,534
Earnings per share:
Basic	$0.10	$0.14	$2.78	$1.30
Diluted	$0.10	$0.14	$2.78	$1.30

Weighted average number shares used to compute basic and diluted EPS (Quarterly Data Unaudited) (in thousands)

	Three Months Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019
Basic weighted average number of shares outstanding	77,949	99,742	80,014	92,419
Diluted weighted average number of shares outstanding	77,949	100,084	80,014	92,753

PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

As of December 31. 2018 and December 31, 2019

(in thousands, except shares and par value)	2018	2019
Assets
Current assets
Cash and cash equivalents (including $73,794 and $51,171 Cash of consolidated joint ventures)	$280,221	$182,688
Restricted cash and investments	974	12,686
Accounts receivable, net (including $180,325 and $166,355 Accounts receivable of consolidated joint ventures, net)	623,286	671,492
Contract assets (including $21,270 and $26,458 Contract assets of consolidated joint ventures)	515,319	575,089
Prepaid expenses and other current assets (including $11,837 and $11,182 Prepaid expenses and other current assets of consolidated joint ventures)	69,007	84,454
Total current assets	1,488,807	1,526,409
Property and equipment, net (including $2,561 and $2,945 Property and equipment of consolidated joint ventures, net)	91,849	122,751
Right of use assets, operating leases	—	233,415
Goodwill	736,938	1,047,425
Investments in and advances to unconsolidated joint ventures	63,560	68,620
Intangible assets, net	179,519	259,858
Deferred tax assets	5,680	130,401
Other noncurrent assets	46,225	61,489
Total assets	$2,612,578	$3,450,368
Liabilities, Redeemable Common Stock, and Shareholder’s Equity (Deficit)
Current liabilities
Accounts payable (including $87,914 and $85,869 Accounts payable of consolidated joint ventures)	$226,345	$216,613
Accrued expenses and other current liabilities (including $73,209 and $74,857 Accrued expenses and other current liabilities of consolidated joint ventures)	559,700	639,863
Contract liabilities (including $38,706 and $32,638 Contract liabilities of consolidated joint ventures)	208,576	230,681
Short-term lease liabilities, operating leases	—	49,994
Income taxes payable	11,540	7,231
Total current liabilities	1,006,161	1,144,382
Long-term employee incentives	41,913	56,928
Deferred gain resulting from sale-leaseback transactions	46,004	—
Long-term debt	429,164	249,353
Long-term lease liabilities, operating leases	—	203,624
Deferred tax liabilities	6,240	9,621
Other long-term liabilities	127,863	125,704
Total liabilities	1,657,345	1,789,612
Contingencies (Note 15)
Redeemable common stock held by Employee Stock Ownership Plan (ESOP), $1 par value; 78,172,809 and 0 shares outstanding, recorded at redemption value	1,876,309	—
Shareholders' equity (deficit)
Common stock, $1 par value; authorized 1,000,000,000 shares; 125,097,684 and 146,440,701 shares issued; 0 and 21,772,888; 0 and 78,896,806 shares and ESOP shares outstanding	—	146,441
Treasury stock, 46,918,140 and 45,771,008 shares at cost	(957,025)	(934,240)
Additional paid-in capital	—	2,649,975
Retained earnings (accumulated deficit)	12,445	(218,025)
Accumulated other comprehensive income	(22,957)	(14,261)
Total Parsons Corporation shareholders' equity (deficit)	(967,537)	1,629,890
Noncontrolling interests	46,461	30,866
Total shareholders' equity (deficit)	(921,076)	1,660,756
Total liabilities, redeemable common stock and shareholders' equity (deficit)	$2,612,578	$3,450,368

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 29, 2017, December 31, 2018 and December 31, 2019

(in thousands)	2017	2018	2019
Cash flows from operating activities
Net income including noncontrolling interests	$111,537	$239,436	$137,128
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	35,198	69,869	125,700
Amortization of deferred gain	(7,283)	(7,253)	—
Amortization of debt issue costs	504	721	973
Gain associated with claim on long-term contract	—	(129,674)	—
Loss on disposal of property and equipment	1,184	780	1,042
Provision for doubtful accounts	12,530	5,255	290
Deferred taxes	5,403	(1,422)	(123,338)
Foreign currency transaction gains and losses	(5,121)	5,224	4,472
Equity in earnings of unconsolidated joint ventures	(40,086)	(36,915)	(41,721)
Return on investments in unconsolidated joint ventures	33,377	35,192	51,077
Stock-based compensation	—	—	8,272
Contributions of treasury stock	40,553	45,161	53,644
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures
Accounts receivable	(2,958)	461,304	(30,206)
Contract assets	—	(480,090)	(49,999)
Prepaid expenses and current assets	(10,850)	(23,668)	(22,110)
Accounts payable	27,334	5,566	(17,123)
Accrued expenses and other current liabilities	26,153	30,367	78,366
Billings in excess of costs	7,900	(150,873)	—
Contract liabilities	—	205,047	20,146
Provision for contract losses	19,431	(13,795)	—
Income taxes	2,518	3,911	(5,421)
Other long-term liabilities	7,705	20,491	29,048
Net cash provided by operating activities	265,029	284,634	220,240

Cash flows from investing activities
Capital expenditures	(27,939)	(29,283)	(67,597)
Proceeds from sale of property and equipment	2,250	439	3,789
Payments for acquisitions, net of cash acquired	(25,737)	(481,163)	(494,826)
Investments in unconsolidated joint ventures	(3,502)	(4,720)	(24,579)
Return of investments in unconsolidated joint ventures	1,967	11,432	12,410
Net cash used in investing activities	(52,961)	(503,295)	(570,803)

Cash flows from financing activities
Proceeds from borrowings	—	260,000	597,200
Repayments of borrowings	—	(80,000)	(777,200)
Payments for debt costs and credit agreement	(1,949)	(545)	(286)
Contributions by noncontrolling interests	7,481	20,656	10,093
Distributions to noncontrolling interests	(51,366)	(18,886)	(42,285)
Purchase of treasury stock	(111,403)	(125,814)	(6,272)
IPO proceeds, net	—	—	536,879
Dividend paid	—	—	(52,093)
Deferred payments for acquisitions	(2,934)	—	—
Net cash (used in) provided by financing activities	(160,171)	55,411	266,036
Effect of exchange rate changes	1,235	(1,699)	(1,294)
Net (decrease) increase in cash, cash equivalents and restricted cash	53,132	(164,949)	(85,821)

Cash, cash equivalents and restricted cash
Beginning of year	393,012	446,144	281,195
End of year	$446,144	$281,195	$195,374

Cash paid during the year for
Interest	$12,905	$16,805	$23,254
Income taxes (net of refunds)	14,364	17,054	60,477

Contract Awards (in thousands):

	Fiscal Year Ended
	December 31, 2018	December 31, 2019
Federal Solutions	$1,806,533	$2,514,545
Critical Infrastructure	2,677,967	1,722,556
Total Awards	$4,484,500	$4,237,101

Backlog (in thousands):

	Fiscal Year Ended
	December 31, 2018	December 31, 2019
Federal Solutions:
Funded	$964,626	$1,153,041
Unfunded	3,523,376	3,882,289
Total Federal Solutions	4,488,002	5,035,330
Critical Infrastructure:
Funded	3,483,000	2,954,955
Unfunded	-	40,800
Total Critical Infrastructure	3,483,000	2,995,755
Total Backlog	$7,971,002	$8,031,085

Book-To-Bill Ratio:

	Fiscal Year Ended
	December 31, 2018	December 31, 2019
Federal Solutions	1.2	1.3
Critical Infrastructure	1.3	0.8
Overall	1.3	1.1

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019
Net income attributable to Parsons Corporation	$7,447	$13,722	$222,337	$120,534
Interest expense, net	6,015	3,981	18,132	22,429
Income tax provision (benefit)	1,841	(2,823)	20,367	(69,886)
Depreciation and amortization (a)	23,213	33,008	69,869	125,700
Net income attributable to noncontrolling interests	6,783	8,582	17,099	16,594
Litigation-related gains (b)	-	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions (c)	(1,813)	-	(7,253)	-
Equity-based compensation (d)	3,289	20,240	16,487	65,744
Transaction-related costs (e)	5,431	7,392	12,942	34,353
Restructuring (f)	-	544	-	3,424
Other (g)	2,009	3,182	5,938	6,155
Adjusted EBITDA	$54,215	$87,828	$246,244	$325,047

(a)

Depreciation and amortization for the three months and fiscal year ended December 31, 2018 is $18.4 million and $51.0 million, respectively in the Federal Solutions Segment and $4.8 million and $18.8 million, respectively in the Critical Infrastructure Segment.  Depreciation and amortization for the three months and fiscal year ended December 31, 2019 is $27.9 million and $103.0 million, respectively in the Federal Solutions Segment and $5.1 million and $22.7 million, respectively in the Critical Infrastructure Segment.

(b)

Reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020 for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(c)

Reflects recognized deferred gains related to sales-leaseback transactions described in “Note 10—Sale-Leasebacks” in the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020.

(d)

Reflects equity-based compensation costs primarily related to cash-settled awards.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020 for a further discussion of these awards.

(e)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(f)	Reflects costs associated with and related to our corporate restructuring initiatives.
(g)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)	Three months ended		Fiscal Year Ended
	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$20,934	$42,442	$121,986	$169,100
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	95	121	309	442
Federal Solutions Adjusted EBITDA including noncontrolling interests	$21,029	$42,563	$122,295	$169,542

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	26,555	36,674	106,851	138,851
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	6,631	8,591	17,098	16,654
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$33,186	$45,265	$123,949	$155,505

Total Adjusted EBITDA including noncontrolling interests	$54,215	$87,828	$246,244	$325,047

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2019	December 31, 2018	December 31, 2019
Net income attributable to Parsons Corporation	$7,447	$13,722	$222,337	$120,534
Deferred Tax Asset Recognition (a)	-	(8,206)	-	(93,878)
Acquisition related intangible asset amortization	14,734	23,820	37,408	88,258
Litigation-related expenses (b)	-	-	(129,674)	-
Amortization of deferred gain resulting from sale-leaseback transactions (c)	(1,813)	-	(7,253)	-
Equity-based compensation (d)	3,289	20,240	16,487	65,744
Transaction-related costs (e)	5,431	7,392	12,942	34,353
Restructuring (f)	-	544	-	3,424
Other (g)	2,009	3,182	5,938	6,155
Tax effect on adjustments	(280)	(12,299)	864	(35,390)
Adjusted net income attributable to Parsons Corporation	30,817	48,395	159,049	189,200
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	77,949	99,742	80,014	92,419
Weighted-average number of diluted shares outstanding	77,949	100,084	80,014	92,753
Adjusted net income attributable to Parsons Corporation per basic share	$0.40	$0.49	$1.99	$2.05
Adjusted net income attributable to Parsons Corporation per diluted share	$0.40	$0.48	$1.99	$2.04

(a)	Reflects the reversal of a deferred tax asset as a resulting of the Company converting from and S-Corporation to a C-Corporation.
(b)

Reversal of an accrued liability, with $55.1 million recorded to revenue and $74.6 million recorded to other income (“gain associated with claim on long-term contract”) in our results of operations, associated with a lawsuit against a joint venture in which the Company is the managing partner. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020 for a description of this matter, which was resolved in favor of the Company on June 13, 2018.

(c)

Reflects recognized deferred gains related to sales-leaseback transactions described in “Note 10—Sale-Leasebacks” in the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020.

(d)

Reflects equity-based compensation costs primarily related to cash-settled awards.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K to be filed on March 10, 2020 for a further discussion of these awards.

(e)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(f)	Reflects costs associated with and related to our corporate restructuring initiatives
(g)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.